                                                       Exhibit 23.1







INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

To the Board of Directors and Stockholders of Championship Auto Racing Teams, Inc. Troy, Michigan

We consent to the use in this Registration Statement relating to 2,146,475 shares of Common Stock of Championship Auto Racing Teams, Inc. (the "Company") on Form S-3 of our report dated February 5, 1999, appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the headings "Summary Consolidated Financial Data," "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

Our audits of the consolidated financial statements referred to in our aforementioned report also included the financial statement schedule of Championship Auto Racing Teams, Inc., listed in Item 16. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.




/s/ Deloitte & Touche LLP
Detroit, Michigan
April 9, 1999